Exhibit 99.1

FOR IMMEDIATE RELEASE

TPC GROUP REPORTS STRONG RESULTS FOR

THE QUARTER ENDED SEPTEMBER 30, 2010

•	Revenues rose 47% to $499 million from prior year quarter

•	Reported diluted EPS of $0.70, vs. $0.21

•	Adjusted EBITDA increased 66% to $33 million

HOUSTON (Tuesday, November 2, 2010) – TPC Group Inc. (NASDAQ:TPCG) today reported revenues of $499.4 million for the quarter ended September 30, 2010, the first quarter of the six-month transition period ending December 31, 2010. This compares to $340.2 million in the prior year quarter ended September 30, 2009 and $531.8 million in the immediately preceding fourth quarter of fiscal 2010. The 47% increase compared to the prior year quarter was primarily due to significantly higher average selling prices, while the 6% decrease versus the immediately preceding quarter was driven by 7% lower sales volume.

First quarter net income was $12.8 million, or $0.70 per diluted share, compared to net income of $3.7 million, or $0.21 per diluted share, for the prior year quarter and net income of $14.4 million, or $0.80 per diluted share, for the immediately preceding quarter.

Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization and additional items) for the first quarter was $33.1 million compared to $20.0 million for the prior year quarter and $35.5 million for the immediately preceding quarter. (Adjusted EBITDA is a non-GAAP financial measure, and a reconciliation of Adjusted EBITDA to Net Income, the most closely related GAAP measure, is provided below).

As previously announced, the Company has elected to change its fiscal year-end from June 30 to December 31. As a result, the Company is currently in a six-month transition period from July 1, 2010 through December 31, 2010 and will begin reporting on a calendar year basis effective January 1, 2011. The Company intends to file with the Securities and Exchange Commission a Form 10-Q for the quarter ended September 30, 2010 and a Form 10-K for the six-month transition period ended December 31, 2010.

Charlie Shaver, President and CEO, commented, “I am quite pleased with and encouraged by our first quarter results. As we had anticipated, the favorable market conditions that we experienced over the latter part of fiscal 2010 continued through the first quarter. The strong results for the quarter reflected overall average selling prices and margins that were comparable with the immediately preceding fourth quarter, which historically is our strongest quarter.”

Debt Refinancing

On October 5, 2010, TPC Group LLC, a wholly-owned subsidiary of the Company, completed the issuance and sale of $350.0 million aggregate principal amount of 8.25% senior secured notes due 2017 (the “Notes”). The Notes were offered and sold in private transactions in accordance with Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”).

The purchase price for the Notes was 99.35% of their principal amount. The net proceeds from the issuance of the Notes were approximately $338 million after discounts and estimated offering expenses. A portion of the net proceeds was used to repay term loan indebtedness of $269.5 million, and we intend to use the remaining net proceeds for general corporate purposes, which may include dividends, stock repurchases or other returns of capital to the Company’s stockholders.

In conjunction with repayment of the term loan, during the quarter ended December 31, 2010 the Company will write-off $3.0 million ($2.0 million after tax) of deferred financing costs associated with the original term loan financing.

Outlook

Demand for the Company’s core products continues to be solid, and our customers’ collective outlook remains generally positive through the remainder of the calendar year. The Company expects to see a normal seasonal slowdown in the quarter ending December 31, 2010 as several key customers take scheduled turnarounds and manage inventories for the end of the year. However, we expect results for the quarter ending December 31, 2010 to be significantly higher than the comparable prior year quarter, excluding the business interruption insurance recovery of $17.1 million.

Results of Operations

The financial statements and segment information provided at the end of this press release should be referred to when reading the discussion of results for the first quarter of the 2010 transition period provided below.

First Quarter of 2010 Transition Period versus First Quarter of Fiscal 2010

Revenues

First quarter revenues of $499.4 million were up $159.2 million, or 47%, compared to prior year first quarter revenues of $340.2 million. The improvement primarily reflected the impact of average selling prices which were 44% higher than the average for the prior year quarter. Total sales volumes were slightly higher (2%) and did not have a significant impact on total revenues compared to the prior year quarter. The substantially higher average selling prices reflected economic and market conditions that improved continually over the course of the past year. On an operating segment basis, C4 Processing and Performance Products revenues were $397.9 million and $101.5 million, respectively, which were up by $130.8 million and $28.4 million, respectively, compared to the prior year quarter.

Adjusted EBITDA

First quarter Adjusted EBITDA was $33.1 million compared to $20.0 million for the prior year quarter. The 66% improvement reflected a $13.6 million increase in gross profit, primarily as a result of improved margins, partially offset by slightly higher plant operating and general and administrative expenses.

On an operating segment basis, the higher Adjusted EBITDA reflected improvements for the C4 Processing and Performance Products segments of $2.7 million and $10.8 million, respectively, offset by slightly higher corporate and other expenses.

First Quarter of 2010 Transition Period versus Fourth Quarter of Fiscal 2010

Revenues

First quarter revenues were down $32.4 million, or 6%, sequentially. The lower revenues were primarily due to 7% lower sales volumes, as overall average selling prices were in line with the preceding quarter. On a segment basis, C4 Processing revenues were down $26.7 million, or 6%, and Performance Products revenues were down $5.7 million, or 5%. The decline in sales volumes from the fourth quarter is typical as the fourth quarter is normally the Company’s strongest sales volume quarter of the year.

Adjusted EBITDA

Adjusted EBITDA for the first quarter was $33.1 million compared to the immediately preceding quarter Adjusted EBITDA of $35.5 million. The decrease of $2.4 million reflected a $6.6 million decrease in gross profit, partially offset by decreases in plant operating expenses and general, administrative and other expenses of $1.7 million and $2.5 million, respectively. The lower gross profit was attributed primarily to the 7% lower sales volume as overall unit margins were in line with the preceding quarter.

On an operating segment basis, Adjusted EBITDA for the C4 Processing and Performance Products segments were lower by $2.4 million and $2.5 million, respectively, while corporate and other expenses were down by $2.5 million.

Liquidity and Capital Resources

At the end of the first quarter, the Company had no borrowings under its revolving credit facility and had cash reserves of $34.6 million. Net cash flow for the first quarter was a negative $80.0 million, consisting of net cash used for operating activities of $77.0 million, capital expenditures of $2.0 million and cash used for financing activities of $1.0 million. Net cash used for operating activities included increased investment in accounts receivable and inventories of $54.5 million and $21.0 million, respectively. The higher accounts receivable reflected a return to more normal levels from the low level at June 30, 2010. The higher inventory reflected the combined impact of higher volumes and higher average unit cost.

Conference Call

Management will discuss the Company’s quarterly results during a conference call and webcast at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) on Tuesday, November 2, 2010. To listen to the call, dial (480) 629-9723 at least 10 minutes prior to the start time and ask for the TPC Group call. Additionally, participants may access live the webcast and related presentation materials from the Investors / Events and Presentations page of the Company’s website at www.tpcgrp.com.

For those unable to listen to the live call, a replay will be available through Tuesday, November 16, 2010 by calling (303) 590-3030 using pass code 4375418#. Also, an archive of the webcast will be available shortly after the call on the Company’s website for approximately 90 days.

About TPC Group

TPC Group Inc. is a leading producer of value-added products derived from niche petrochemical raw materials such as C4 hydrocarbons. The Company sells its products into a wide range of performance, specialty and intermediate markets, including synthetic rubber, fuels, lubricant additives, plastics and surfactants. Headquartered in Houston, Texas, and with an operating history of over 68 years, the Company has manufacturing facilities in the industrial corridor adjacent to the Houston Ship Channel, Port Neches and Baytown, Texas and operates a product terminal in Lake Charles, Louisiana. For more information, visit the Company’s website at http://www.tpcgrp.com.

Cautionary Information Regarding Forward-Looking Statements

Certain statements in this news release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include assumptions, expectations, predictions, intentions or beliefs about future events, particularly statements that may relate to future operating results, existing and expected competition, financing sources and availability, potential returns of capital to stockholders, the effects of seasonality and plans related to strategic alternatives or future expansion activities and capital expenditures. Although TPC Group believes that such statements are based on reasonable assumptions, no assurance can be given that such statements will prove to have been correct. A number of factors could cause actual results to vary materially from those expressed or implied in any forward-looking statements, including risks and uncertainties such as volatility in the petrochemicals industry, limitations on the Company’s access to capital, the effects of competition, leverage and debt service, general economic conditions, litigation and governmental investigations, and extensive environmental, health and safety laws and regulations. More information about the risks and uncertainties relating to TPC Group and the forward-looking statements are found in the Company’s SEC filings, including the Annual Report on Form 10-K, as amended, which are available free of charge on the SEC’s website at http://www.sec.gov. TPC Group expressly disclaims any obligation to update any forward-looking statements contained in this news release to reflect events or circumstances that may arise after the date of this release, except as otherwise required by applicable law.

Investor Relations

Contact:	Robert Whitlow
Email:	robert.whitlow@tpcgrp.com
Phone:	713-627-7474

Contact:	Miguel Desdin
Email:	miguel.desdin@tpcgrp.com
Phone:	713-627-7474

Media Relations

Contact:	Sara Cronin
Email:	sara.cronin@tpcgrp.com
Phone:	713-627-7474

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TPC GROUP INC.

CONSOLIDATED BALANCE SHEETS

(In millions)

	September 30, 2010	June 30, 2010
	(Unaudited)

ASSETS
Current assets
Cash and cash equivalents	$34.6	$114.6
Accounts receivable	170.9	116.4
Inventories	115.6	94.6
Other current assets	22.0	21.3

Total current assets	343.1	346.9

Property, plant and equipment, net	483.3	491.1
Investment in limited partnership	2.9	2.7
Intangible assets, net	6.0	6.0
Other assets	46.0	24.8

Total assets	$881.3	$871.5

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$145.2	$156.3
Accrued liabilities	23.4	21.4
Current portion of long-term debt	—	19.1

Total current liabilities	168.6	196.8

Long-term debt	268.8	250.4
Deferred income taxes	117.9	111.4

Total liabilities	555.3	558.6

Stockholders’ equity	326.0	312.9

Total liabilities and stockholders’ equity	$881.3	$871.5

TPC GROUP INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited) (In millions, except per share amounts)

	Three Months Ended
	September 30,		June 30
	2010	2009	2010
Revenues	$499.4	$340.2	$531.8
Cost of sales	428.1	282.4	454.0

	71.3	57.8	77.8

Operating expenses	32.9	32.8	34.5
General and administrative expenses	6.0	5.7	9.1
Depreciation and amortization	9.9	10.3	9.8

Income from operations	22.5	9.0	24.4

Other (income) expense
Interest expense, net	3.2	3.7	4.0
Unrealized gain on derivatives	—	(0.2)	(1.1)
Other, net	(0.4)	(0.4)	(0.8)

Income before income taxes	19.7	5.9	22.3

Income tax expense	6.9	2.2	7.9

Net income	$12.8	$3.7	$14.4

Earnings per share:
Basic	$0.70	$0.21	$0.80
Diluted	$0.70	$0.21	$0.80

Weighted average shares outstanding:
Basic	18.3	17.8	18.0
Diluted	18.3	17.8	18.0

TPC GROUP INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited) (In millions)

	Three Months Ended
	September 30,		June 30,
	2010	2009	2010
Cash flows (used in) provided by operating activities	$(77.0)	$(44.5)	$98.8

Cash flows used for investing activities
Capital expenditures	(2.0)	(1.6)	(8.0)

Cash flows (used in) provided by financing activities
Repayments on term loans	(0.7)	(0.7)	(0.7)
Net proceeds from revolving credit facility borrowings	—	35.2	—
Net proceeds (payments) on insurance debt	—	5.0	(0.4)
Other financing activity outflows, net	(0.3)	—	(1.3)

	(1.0)	39.5	(2.4)

Increase (decrease) in cash and cash equivalents	(80.0)	(6.6)	88.4

Cash and cash equivalents at beginning of period	114.6	6.6	26.2

Cash and cash equivalents at end of period	$34.6	$—	$114.6

TPC GROUP INC.

BUSINESS SEGMENT INFORMATION

(Unaudited) (In millions)

	Three Months Ended
	September 30,		June 30,
	2010	2009	2010

Sales volumes (lbs) (1)
C4 Processing	587.1	585.0	644.7
Performance Products	161.6	149.2	158.0

	748.7	734.2	802.7

Revenues
C4 Processing	$397.9	$267.0	$424.5
Performance Products	101.5	73.2	107.3

	$499.4	$340.2	$531.8

Cost of sales (2)
C4 Processing	$350.6	$222.2	$373.1
Performance Products	77.5	60.2	80.9

	$428.1	$282.4	$454.0

Adjusted EBITDA (3)
C4 Processing	$23.8	$21.1	$26.1
Performance Products	14.6	3.9	17.2
Corporate	(5.3)	(5.0)	(7.8)

	$33.1	$20.0	$35.5

(1)	Sales volumes represent product sales volumes only and do not include volumes of products delivered under tolling or similar arrangements, in which we do not purchase the raw materials, but process raw materials for another party for a specified fee.
(2)	Does not include depreciation and amortization expense.
(3)	See below for further discussion of Adjusted EBITDA and a reconciliation of Adjusted EBITDA to Net Income for the periods presented. Net Income is the GAAP measure reported in the Consolidated Statements of Operations most directly comparable to Adjusted EBITDA.

TPC GROUP INC.

RECONCILIATION OF ADJUSTED EBITDA TO NET INCOME

(Unaudited) (in millions)

A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of operations, balance sheets, or statements of cash flows (or equivalent statements); or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. In this regard GAAP refers to generally accepted accounting principles in the United States.

Adjusted EBITDA is presented and discussed in this news release because management believes it enhances understanding by investors and lenders of the Company’s financial performance. Adjusted EBITDA is not a measure computed in accordance with GAAP. Accordingly it does not represent cash flow from operations, nor is it intended to be presented herein as a substitute to operating income or net income as indicators of the Company’s operating performance. Adjusted EBITDA is the primary performance measurement used by senior management and our Board of Directors to evaluate operating results of, and to allocate capital resources between, our business segments. We calculate Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization (EBITDA), which is then adjusted to eliminate the impact of certain non-cash items and additional items that we believe distort comparability between periods. These items are identified in the Reconciliation of Adjusted EBITDA to Net Income below. Our calculation of Adjusted EBITDA may be different from calculations used by other companies; therefore, it may not be comparable to other companies.

Provided below is a reconciliation of the Company’s Adjusted EBITDA, a non-GAAP financial measure, to Net Income, the GAAP financial measure most directly comparable to Adjusted EBITDA.

	Three Months Ended
	September 30,		June 30,
	2010	2009	2010

Net income	$12.8	$3.7	$14.4

Income tax expense	6.9	2.2	7.9
Interest expense, net	3.2	3.7	4.0
Depreciation and amortization	9.9	10.3	9.8

EBITDA	32.8	19.9	36.1

Non-cash stock-based compensation	0.3	0.3	0.5
Unrealized gain on derivatives	—	(0.2)	(1.1)

Adjusted EBITDA	$33.1	$20.0	$35.5

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